Exhibit (a)(13)

                             ARTICLES OF AMENDMENT

                      AB GLOBAL THEMATIC GROWTH FUND, INC.

                             (Changing its Name to
                   AB Sustainable Global Thematic Fund, Inc.)

            AB Global Thematic Growth Fund, Inc., a Maryland corporation (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

            SECOND: The name of the corporation (hereinafter called the "Corporation") is AB Sustainable Global Thematic Fund, Inc.

            SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

            THIRD: This amendment to the charter of the Corporation will be effective on October 31, 2016, as permitted by the Maryland General Corporation Law.

            IN WITNESS WHEREOF, AB Global Thematic Growth Fund, Inc. has caused these Articles of Amendment to bee2cecuted in its name and on its behalf by its President and attested by its Assistant Secretary, this 18th day of August, 2016. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.



                                          AB GLOBAL THEMATIC GROWTH FUND, INC.

                                          By:    /s/ Robert M. Keith
                                                 --------------------
                                                 Robert M. Keith
                                                 President



ATTEST:

/s/ Stephen J. Laffrey
-----------------------
Stephen J. Laffrey
Assistant Secretary